Exhibit 99.1

PRESS RELEASE

REPORT OF EARNINGS AND DIVIDEND DECLARATION

May 3, 2017

Merriam, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Merriam, Kansas, for the three months ended April 1, 2017 and April 2, 2016, in millions of dollars except share and per share amounts.

	Three Months Ended
	April 1,	April 2,
	2017	2016
Net sales	$1,399	$1,319
Net earnings attributable to Seaboard	$85	$54

Earnings per common share	$71.84	$45.91
Average number of shares outstanding	1,170,550	1,170,550
Dividends declared per common share	$1.50	$—

Also, Seaboard Corporation announced today that its Board of Directors has authorized and declared a quarterly cash dividend of $1.50 per share of its common stock. The dividend is payable on May 25, 2017, to stockholders of record at the close of business on May 15, 2017.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at https://www.seaboardcorp.com/investors.